Exhibit 8.1

[Letterhead of Dorsey & Whitney LLP]

August 6, 2015

Ballard Power Systems Inc.
9000 Glenlyon Parkway
Burnaby, British Columbia V5J 5J8

Re:                             Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as tax counsel to Ballard Power Systems, a Canadian corporation (“Ballard”), in connection with the proposed merger (the “Merger”) of BPC SubCo Inc., a Delaware corporation and a direct wholly-owned subsidiary of Ballard (“Merger Sub”), with and into Protonex Technology Corporation, a Delaware corporation (“Protonex”), with Protonex surviving as a wholly-owned subsidiary of Ballard, pursuant to the Agreement and Plan of Merger, dated as of June 29, 2015, by and among Ballard, Merger Sub, Protonex, and Edward J. Stewart, as stockholder representative (the “Merger Agreement”).  In connection with the Merger, Ballard filed a registration statement on Form F-4 (No. 333-205541) with the Securities and Exchange Commission (as amended or supplemented through the date hereof, the “Registration Statement”), including the proxy statement/prospectus forming a part thereof.  The Merger is more specifically described in the Registration Statement.

You have requested our opinion regarding certain United States federal income tax consequences of the Merger.

Our opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Department regulations issued thereunder, published administrative positions of the Internal Revenue Service (the “IRS”) contained in revenue rulings, revenue procedures and other administrative pronouncements and judicial decisions, all as in effect as of the date hereof and all of which are subject to change, which may be retroactive, and to differing interpretations.  Any change in these authorities could affect the opinion set forth herein.  Nevertheless, we undertake no responsibility to advise or notify you of any developments in the application or interpretation of these authorities that occur after the date of our opinion.  Our opinion is not binding on the IRS or the courts.  Accordingly, there is no assurance that the IRS will not assert a contrary position or that a court will not agree with such a contrary position.

For purposes of rendering this opinion, we have reviewed and relied on the Merger Agreement, the Registration Statement and such other agreements, instruments and documents as we have deemed necessary or appropriate, and we have reviewed such questions of law as may be considered necessary or appropriate.  In rendering this opinion we have also relied on factual representations and determinations made by Ballard and Protonex set forth in Officer’s Tax Certificates dated as of the date hereof.  Our opinion is also based on the assumption that the Merger will be consummated in accordance with the terms and conditions of the Merger Agreement, without any modification or waiver of the terms thereof, and as described in the Registration Statement, and that there are no arrangements, understandings, or agreements among any of the parties relative to the Merger other than those described in the Merger Agreement and the Registration Statement.

In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. We have assumed that all factual representations and determinations on which our opinion is based are true and correct as of the date given and thereafter where relevant (without regard to whether such representations or determinations are made “to the best knowledge of” any person or party or with similar qualification) and that no actions have been or will be taken which are inconsistent with such representations or determinations.

Based upon the foregoing, we are of the opinion that, for U.S. federal income tax purposes, the Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Our opinion is limited to the U.S. federal income tax matters expressly addressed herein.  No opinion is expressed and none should be inferred as to any other matter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form F-4.

Very truly yours,

/s/ Dorsey & Whitney LLP